In re Farmland Pipe Line, Inc.		Case No. 02-50565
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF AUGUST, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ (39,879.07)
Materials	$ -
Direct Labor	$ -
Overhead	$ (39,879.07)
Gross Profit		$ 39,879.07

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ -
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ -
Other Expenses-includes income tax expense and other income	$ (59,431.09)
Total Operating Expenses		$ (59,431.09)
Net Income (Loss)		$ 99,310.16

CURRENT ASSETS
Accounts Receivable at end of month		$ 198,266.30
Increase (Decrease) in AR for month		$ 36,214.36
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ -
Increase (Decrease) in Cash for month		$ -

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (81,406.88)
Increase (Decrease) in post-petition debt		$ 49,136.56
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (133,550.99)
Total Taxes Payable		$ (133,550.99)

Footnote:
Fed Income Tax (Pre)	$ -
Fed Income Tax (Post)	$ (133,550.99)